Exhibit B-45

KLT INC.

BYLAWS

AS AMENDED NOVEMBER 19, 1992, JANUARY 19, 1998,
FEBRUARY 28, 2000, FEBRUARY 12, 2001 and MAY 7, 2002

KLT INC.

BYLAWS

ARTICLE I
Offices

         Section 1.     The registered office of the Corporation in the State of Missouri shall be at 222 East Dunklin Street, Jefferson City, MO 65101. The name of the registered agent at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company. [Amended January 19, 1998].

         Section 2.     The Corporation also may have offices at such other places either within or without the State of Missouri as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Shareholders

         Section 1.     All meetings of shareholders shall be held at such place within or without the State of Missouri as may be selected by the Board of Directors, but if the Board of Directors shall fail to designate a place for said meeting to be held, then the same shall be held at the registered office of the Corporation.

         Section 2.     An annual meeting of the shareholders shall be held on the second Tuesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing directors of the Corporation and transacting such other business as may properly be brought before the meeting.

         Section 3.     Special meetings of the shareholders may be called by the Chairman of the Board, by the President, by the Board of Directors, or by the holders of not less than one-fifth of all outstanding shares entitled to vote at such meeting.

         Section 4.     Written or printed notice of each meeting of the shareholders, annual or special, shall be given in the manner provided in the corporation laws of the State of Missouri. In case of a call for any special meeting, the notice shall state the time, place and purpose of such meeting.

         Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the Corporation.

         Section 5.     Meetings of the shareholders may be held without notice at any time and place, either within or without the State of Missouri, if all shareholders entitled to vote at any such meeting shall have waived notice thereof or shall be present in person or represented by proxy, and any action required to be taken by shareholders may be taken at any such meeting.

         Section 6.     At least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, shall be prepared by the officer having charge of the transfer book for shares of the Corporation. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         Failure to comply with the requirements of this Section shall not affect the validity of any action taken at any such meeting.

         Section 7.     Each outstanding share entitled to vote under the provisions of the Articles of Incorporation of the Corporation shall be entitled to one vote on each matter submitted at a meeting of the shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         In all elections for directors, each shareholder shall be entitled to one vote for each share owned by him or her, and each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate, or distribute them among two or more candidates. There shall be no cumulative voting.

         Section 8.     At any meeting of shareholders, a majority of the outstanding shares entitled to vote represented in person or by proxy shall constitute a quorum for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation or by these Bylaws. The holders of a majority of the shares represented in person or by proxy and entitled to vote at any meeting of the shareholders shall have the right successively to adjourn the meeting to the same or a different location and to a specified date not longer than ninety days after any such adjournment, whether or not a quorum be present. The time and place to which any such adjournment is taken shall be publicly announced at the meeting, and no notice need be given of any such adjournment to shareholders not present at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 9.     Shares standing in the name of another corporation may be voted by such officer, agent, or proxy, as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

         Section 10.     The Chairman of the Board, or in his absence the President of the Corporation, shall convene all meetings of the shareholders and shall act as chairman thereof. The Board of Directors may appoint any other officer of the Corporation or shareholder to act as chairman of any meeting of the shareholders in the absence of the Chairman of the Board and the President.

         The Secretary of the Corporation shall act as secretary of all meetings of shareholders. In the absence of the Secretary at any meeting of shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

         Section 11.     Unless otherwise provided by statute or by the Articles of Incorporation, any action required to be taken by shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

Board of Directors

         Section 1.     The property, business and affairs of the Corporation shall be managed and controlled by a Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 2.     The Board of Directors shall consist of ten directors who shall be elected at the annual meeting of the shareholders. Each director shall be elected to serve until the next annual meeting of the shareholders and until his successor shall be elected and qualified. Directors need not be shareholders. [Amended May 7, 2002]

         Section 3.     In case of the death or resignation of one or more of the directors of the Corporation, a majority of the remaining directors, though less than a quorum, may fill the vacancy or vacancies until the successor or successors are elected at a meeting of the shareholders. A director may resign at any time and the acceptance of his resignation shall not be required in order to make it effective.

         Section 4.     The Board of Directors may hold its meetings either within or without the State of Missouri at such place as shall be specified in the notice of such meeting, and members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar conversations whereby all persons participating in the meeting can hear each other and participating in a meeting in this manner shall constitute presence in person at the meeting.

         Section 5.     Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors by resolution shall from time to time determine. The Secretary shall give at least three days' notice of the time and place of each such meeting to each director in the manner provided in Section 9 of this Article III. The notice need not specify the business to be transacted.

         Section 6.     Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or two members of the Board and shall be held at such place as shall be specified in the notice of such meeting. The Secretary shall give not less than three days' notice of the time, place and purpose of each such meeting to each director in the manner provided in Section 9 of this Article III.

         Section 7.     The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 8.     The Board of Directors, by the affirmative vote of a majority of directors, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. By resolution, the Board of Directors may be paid for expenses, if any, of attendance at each meeting of the Board.

         Section 9.     Whenever under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws notice is required to be given to any director, it shall not be construed to require personal notice, but such notice may be given by telephone or by telegram addressed to such director at such address as appears on the books of the Corporation, or by hand delivery to the regular office of the director, or by mail by depositing the same in a post office or letter box in a postpaid, sealed wrapper addressed to such director at such address as appears on the books of the Corporation. Such notice shall be deemed to be given at the time when the same shall be thus telephoned, telegraphed, hand delivered or mailed.

         Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 10.     The Board of Directors may by resolution provide for an Executive Committee of said Board, which shall serve at the pleasure of the Board of Directors and, during the intervals between the meetings of said Board, shall possess and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except with respect to any matters which, by resolution of the Board of Directors, may from time to time be reserved for action by said Board.

         Section 11.     The Executive Committee, if established by the Board, shall consist of the President of the Corporation and two additional directors who shall be elected by the Board of Directors to serve at the pleasure of said Board until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their successors shall have been elected. Vacancies in the Committee shall be filled by the Board of Directors.

         Section 12.     Meetings of the Executive Committee shall be held whenever called by the Chairman or by a majority of the members of the Committee, and shall be held at such time and place as shall be specified in the notice of such meeting and shall be subject to the provisions of Section 4 of this Article III. The Secretary shall give at least one day's notice of the time, place and purpose of each such meeting to each Committee member in the manner provided in Section 9 of this Article III, provided, that if the meeting is to be held outside of Kansas City, Missouri, at least three days' notice thereof shall be given.

         Section 13.     At all meetings of the Executive Committee, a majority of the Committee members shall constitute a quorum and the unanimous act of all the members of the Committee present at a meeting where a quorum is present shall be the act of the Executive Committee. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

         Section 14.     The Board of Directors at the annual or any regular or special meeting of the directors shall, by resolution adopted by a majority of the whole Board, designate two or more directors to constitute an Audit Committee and appoint one of the directors so designated as the chairman of the Audit Committee. Membership on the Audit Committee shall be restricted to those directors who are independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the committee. Vacancies in the committee may be filled by the Board at any meeting thereof. Each member of the Audit Committee shall hold office until such committee member=s resignation or removal from the Audit Committee by the Board, or until such committee member otherwise ceases to be a director. Any member of the Audit Committee may be removed from the committee by resolution adopted by a majority of the whole Board. The compensation, if any, of members of the committee shall be established by resolution of the Board.

         The Audit Committee shall be responsible for: recommending to the Board the appointment or discharge of independent auditors; reviewing with the management and the independent auditors the terms of engagement of independent auditors, including the fees, scope and timing of the audit and any other services rendered by the independent auditors; reviewing with the independent auditors and management the Corporation=s policies and procedures with respect to internal auditing, accounting and financial controls; reviewing with the management the independent statements, audit results and reports and the recommendations made by any of the auditors with respect to changes in accounting procedures and internal accounting controls; and performing any other duties or functions deemed appropriate by the Board. The Audit Committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to consult with legal counsel and to rely upon the opinion of legal counsel. The Audit Committee is authorized to communicate directly with the Corporation=s financial officers and employees, internal auditors and independent auditors as it deems desirable and to have the internal auditors or independent auditors perform any additional procedures as it deems appropriate.

         All actions of the Audit Committee shall be reported to the Board at the next meeting of the Board. The minute books of the Audit Committee shall at all times be open to the inspection of any director.

         The Audit Committee shall meet at the call of its chairman or of any two members of the Audit Committee (or if there shall be only one other member, then at the call of that member). A majority of the Audit Committee shall constitute a quorum for the transaction of business (or if there shall only be two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall constitute the act of the Audit Committee. [Added February 28, 2000]

         Section 15.     The Board of Directors at the annual or any regular or special meeting shall, by resolution adopted by a majority of the whole Board, designate two or more directors to constitute a Compensation Committee. Membership on the Compensation Committee shall be restricted to disinterested persons which for this purpose shall mean any director who, during the time such director is a member of the Compensation Committee is not eligible, and has not at any time within one year prior thereto been eligible, for selection to participate (other than in a manner as to which the Compensation Committee has no discretion) in any of the compensation plans administered by the Compensation Committee. Vacancies in the committee may be filled by the Board at any meeting. Each member of the committee shall hold office until such committee member=s successor has been duly elected and qualified, or until such committee member=s resignation or removal from the Compensation Committee by the Board, or until such committee member otherwise ceases to be a director or a disinterested person. Any member of the Compensation Committee may be removed by resolution adopted by a majority of the whole Board. The compensation, if any, of the members of the Compensation Committee shall be established by resolution of the Board.

         The Compensation Committee shall, from time to time, recommend to the Board the compensation and benefits of the executive officers of the Corporation. The Compensation Committee shall have the power and authority vested in the Board by any benefit, incentive or other plan of the Corporation. The Compensation Committee shall also make recommendations to the Board with regard to the compensation of the Board and its committees, with the exception of the Compensation Committee.

          All actions of the Compensation Committee shall be reported to the Board at the next meeting of the Board. The minute books of the Compensation Committee shall at all times be open to the inspection of any director.

         The Compensation Committee shall meet at the call of the chairman of the Compensation Committee or of any two members of the Compensation Committee (or if there shall be only one other member, then at the call of that member). A majority of the Compensation Committee shall constitute a quorum for the transaction of business (or if there shall be only two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall be the act of the Compensation Committee. [Added February 28, 2000]

         Section 16.  The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more additional directors as alternate members of any committee to replace any absent or disqualified member at any meeting of that committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that the director so appointed meets any qualifications stated in these Bylaws or the resolution designating the committee or any amendment thereto. [Added February 28, 2000]

         Section 17.     Unless otherwise provided in these Bylaws or in the resolution designating any committee, any committee may fix its rules or procedures, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given. [Added February 28, 2000]

         Section 18.     If all the directors severally or collectively shall consent in writing to any action to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors. [Renumbered February 28, 2000]

ARTICLE IV

Officers

         Section 1.     The officers of the Corporation may include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer, all of whom shall be appointed by the Board of Directors. Any one person may hold two or more offices except that the offices of President and Secretary may not be held by the same person.

         Section 2.     The officers shall be elected annually by the Board of Directors at its first regularly held meeting each year. [Amended February 12, 2001]

         Section 3.     The Board of Directors may from time to time appoint such other officers as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Board of Directors or the President may from time to time determine.

         Section 4.     The officers of the Corporation shall hold office until their successors shall be chosen and shall qualify. Any officer appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board. If the office of any officer becomes vacant for any reason, or if any new office shall be created, the vacancy may be filled by the Board of Directors.

         Section 5.     The salaries, if any, of all officers of the Corporation shall be fixed by the Board of Directors.

ARTICLE V

Powers and Duties of Officers

         Section 1.     The Chairman of the Board shall be the principal executive officer of the Corporation. He/she shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

         Section 2.     The President shall have general and active management of, and exercise general supervision of, the business and affairs of the Corporation, subject, however, to the right of the Board of Directors to delegate any specific power to any other officer or officers of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He/she may sign with the Secretary of the Corporation stock certificates, deeds, mortgages, bonds, contracts or other instruments; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, or if the office of Chairman of the Board be vacant, the President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors.

         Section 3.     In the absence of the President or in the event of his/her inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of election) shall perform the duties of the President and when so acting, shall have the powers of the President, and shall perform such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

         Section 4.     The Secretary shall attend all meetings of the shareholders, the Board of Directors and the Executive Committee, if any, and shall keep the minutes of such meetings. He/she shall give, or cause to be given, notice of all meetings of the shareholders, the Board of Directors and the Executive Committee, if any, and shall perform such other duties as may be prescribed by the Board of Directors or President.

         The Secretary shall keep the corporate books and records, prepare the necessary reports to the State and to the directors. He/she shall in all respects perform those usual and customary duties which such officer performs in business corporations.

         Section 5.     The Treasurer shall have the custody of all moneys and securities of the Corporation. He/she is authorized to collect and receive all moneys due the Corporation and to receipt therefor, and to endorse in the name of the Corporation and on its behalf, when necessary or proper, all checks, drafts, vouchers or other instruments for the payment of money to the Corporation and to deposit the same to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He/she is authorized to pay interest on obligations and dividends on stocks of the Corporation when due and payable. He/she shall, when necessary or proper, disburse the funds of the Corporation, taking proper vouchers for such disbursements. He/she shall render to the Board of Directors and the President, whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation. He/she shall perform such other duties as may be prescribed by the Board of Directors or the President.

         Section 6.     Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President or any Vice President of the Corporation (a) shall have full power and authority to attend and to act and vote, in the name and on behalf of this Corporation, at any meeting of shareholders of any corporation in which this Corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and (b) shall have full power and authority to execute, in the name and on behalf of this Corporation, proxies authorizing any suitable person or persons to act and to vote at any meeting of shareholders of any corporation in which this Corporation may hold stock, and at any such meeting the person or persons so designated shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock.

ARTICLE VI

Certificates of Stock

         Section 1.     The Board of Directors shall provide for the issue, transfer and registration of the certificates representing the shares of capital stock of the Corporation, and shall appoint the necessary officers, transfer agents and registrars for that purpose.

         Section 2.      Until otherwise ordered by the Board of Directors, stock certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any stock certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued by the Corporation with the same effect as if the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

         Section 3.     Transfers of stock shall be made on the books of the Corporation only by the person in whose name such stock is registered or by his attorney lawfully constituted in writing, and unless otherwise authorized by the Board of Directors, only on surrender and cancellation of the certificate transferred. No stock certificate shall be issued to a transferee until the transfer has been made on the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

ARTICLE VII

Dividends

         Dividends may be declared at such times as the Board of Directors shall determine from the net earnings, or earned surplus, in accordance with law. Stock dividends may be declared if justified and provided capital is not impaired by such action.

ARTICLE VIII

Fiscal Year

         Section 1.     The fiscal year of the Corporation shall be the calendar year.

         Section 2.     As soon as practicable after the close of each fiscal year, the Board of Directors shall cause a report of the business and affairs of the Corporation to be made to the shareholders.

ARTICLE IX

Waiver of Notice

         Whenever by statute or by the Articles of Incorporation or by these Bylaws any notice whatever is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X

Indemnification by the Corporation

         The Corporation shall indemnify to the full extent authorized or permitted by The General and Business Corporation Law of Missouri, as now in effect or as hereafter amended, any person made or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or serves any other enterprises as such at the request of the Corporation.

         The foregoing right of indemnification shall be deemed exclusive of any other rights to which such persons may be entitled apart from this Article X. The foregoing right of indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE XI

Amendments

         The Board of Directors may make, alter, amend or repeal Bylaws of the Corporation by a majority vote of the whole Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice thereof has been given in the notice of such special meeting. Nothing in this Article shall be construed to limit the power of the shareholders to make, alter, amend or repeal Bylaws of the Corporation at any annual or special meeting of shareholders by a majority vote of the shareholders present and entitled to vote at such meeting, provided a quorum is present.